Exhibit 99.1

Esports Entertainment Group, Inc. Reports Fiscal 2021

Third Quarter Financial Results

●

Third quarter Revenues of $5.4 Million, up 129% from previous quarter

●

Driven by completion of Lucky Dino asset purchase on 1st March

●

Performance bolstered by launch of SportNation.com and Vie.bet on Maltese Gaming Authority license during the quarter

●

Investment continued in building out Technology team and platform development as well as to achieve scale in back-office functions

●

Cash Jumps $11.3Million in 3Q21, Ending the Quarter at $16.9 Million with No Debt

– April 15, 2021 – Esports Entertainment Group, Inc. (NASDAQ: GMBL) (the “Company” or “EEG”), a diversified operator of esports, igaming and traditional sports betting businesses with a global footprint, today announced financial results for its fiscal 2021 third quarter ended March 31, 2021.

Fiscal 2021 Third Quarter Financial Results Highlights

●

Net revenue for 3Q21 of $5.4 million, up $5.4 million on 3Q20, (and up 129% as compared with 2Q21 net revenue of $2.4 million)

●

Gross profit (Net revenue less Cost of revenue) for 3Q21 of $3.1 million, up $3.1 million on 3Q20, (and up 199% as compared with $1.0 million in 2Q21)

●

Gross margin as a percentage of net sales in 3Q21 was 57.0%, (compared to 43.5% in 2Q21)

●

Sales and Marketing expenses of $2.4 million in 3Q21, up from $0.1m in 3Q20 (and compared to $1.9 million in 2Q21)

●

General and administrative expenses of $6.3 million in 3Q21, up from $0.5m in 3Q20 (and compared to $4.9 million in 2Q21)

●

Operating loss of $5.6 million in 3Q21, up from a loss of $0.6m in 3Q20 (and improved by 3% from a loss of $5.8 million in 2Q21)

●

Net loss of $12.4 million or $0.73 per basic common share in 3Q21, up from a net loss of $6.3m in 3Q20 or $1.02 per basic common share (and compared to a net loss of $7.3 million or $0.57 per basic common share in 2Q21)

●

Adjusted EBITDA* of -$2.1 million in 3Q21, compared to adjusted EBITDA of -$0.5m in 3Q20, and 44% improved from -$3.8 million adjusted EBITDA in 2Q21

●

Capital expenditures for 3Q21 of $0.7 million, up from $0.0m million in 3Q20 (and compared to $0.4m in 2Q21), as investment in Platform development continues

●

Stockholders’ equity at the end of 3Q21 increased by $50.0 million or 438% to $61.4 million from $11.4 million at the end of Fiscal 2020.

Operational Highlights

●

Completed asset purchase of Online Casino Operator Lucky Dino

●

Completed acquisition of Esports Gaming League (EGL), a provider of live and online events and tournaments

●

Closed $30 million registered direct offering priced at $15 per share

●

Vie.bet and SportNation.com brands launched on Malta Gaming Authority license, enabling operations in 150 jurisdictions globally

●

Filed New Jersey Gaming License Application

●

Signed exclusive Esports Tournament Partnerships with several pro-Sports teams, including the Baltimore Ravens, New England Patriots and Denver Broncos

*Adjusted EBITDA is a non-GAAP financial measure. Reconciliation is provided in the tables of this press release.

Management’s Comments

Our first quarter results were mainly driven by our acquisition of Lucky Dino combined with organic growth coming from our existing brands of Sportnation , EGL and Vie.gg.

We continue to execute on our organic growth strategy as well as acquire additional strategic esports and igaming assets.

Our recently announced partnerships with blue-chip professional sports organizations, are strong endorsements of this strategy. The imminent close of the previously announced GG circuit/Helix acquisition, combined with the recently announced intention to acquire Holodeck Media, will enable us to exponentially expand our technology-driven esports wagering, tournament play and igaming focused entertainment company.

We remain committed to the previously communicated full year fiscal 2021 revenue guidance, of $18m, and the Fiscal 2022 revenue guidance of $70m.

Our future is bright and we are very excited to continue our rapid expansion and growth driven by our unique assets and market position.

Fiscal 2021 Third Quarter Financial Results

Net revenues were $5.4 million for the three months ended March 31, 2021, as compared to $0.0million for the three months ended March 31, 2020, and were up by 129% (+$3.0m) when compared net revenues of $2.4m during the three-month period ended December 31, 2020. 9 months year-to-date revenues through 31st March, 2021 were $8.0m.

The quarter-on-quarter increase is primarily driven by the completion of the Lucky Dino Gaming Limited asset purchase on 1st March 2021, aided by the launch of both SportNation.com and Vie.bet into new jurisdictions under its Malta Gaming Authority (MGA) license

With the acquisition of Lucky Dino Gaming, Unique Active Players (“UAPs”) in the month of March across iGaming brands, rose to above 40,000, with Average Revenue per Player surpassing $80.

Total operating expenses for the three months ended March 31, 2021 totaled $11.0 million, an increase from the $0.6 million recorded for the three months ended March 31, 2020, and up from $8.1 million in the three-month period ending December 31, 2020. The increase was primarily attributable to the increased payroll, stock compensation, marketing, legal and professional services fees related to increased business activity.

Total net loss for the three months ended March 31, 2021 was $12.4 million, up from a loss of $6.3m in the three-month period ended March 31, 2020. This was principally driven by increased Equity Based Compensation, Transaction related costs, Depreciation and Change in the Fair value of Warrant liabilities, totaling $7.4 million between them.

*Adjusted EBITDA for the three months ended March 31, 2021 was -$2.1 million, up from -$0.6m in the three-month period ended March 31, 2020, but improved on the -$3.8m adjusted EBITDA in the three-month period ended December 31, 2020.

Financial Results Conference Call

EEG will host a conference call at 4:30 p.m. ET to answer questions about the Company’s operational and financial highlights for the third quarter of fiscal year 2021 and other recent developments.

Event:	Esports Entertainment Group Third Quarter Fiscal Year 2021 Conference Call
Date:	Monday, May 17, 2021
Time:	4:30 p.m. Eastern Time
Live Call:	+ 1-800-437-2398 (U.S. Toll-Free) or + 1-323-289-6576 (International)
Webcast:	http://public.viavid.com/index.php?id=144979

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), the Company uses adjusted EBITDA, a non-GAAP financial measure. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses this non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that it provides useful information about operating results, enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP financial measure used by the Company in this press release may be different from the methods used by other companies.

We define and calculate Adjusted EBITDA as net loss before the impact of interest income or expense, income tax expense or benefit, depreciation and amortization, and further adjusted for the following items: stock-based compensation, transaction-related costs, non-core litigation, settlement and related costs, remeasurement of warrant liabilities, and certain other non-recurring, non-cash or non-core items, as described in the reconciliation below.

Adjusted EBITDA excludes certain expenses that are required in accordance with U.S. GAAP because they are non-recurring items (for example, in the case of transaction-related costs), non-cash expenditures (for example, in the case of depreciation, amortization, and stock-based compensation), or are not related to our underlying business performance (for example, in the case of interest income and expense and litigation settlement and related costs).

Esports Entertainment Group, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	June 30,
	2021	2020

ASSETS

Current assets
Cash	$16,880,683	$12,353,307
Restricted cash	3,428,366	-
Accounts receivable, net	153,011	-
Receivables reserved for users	1,486,024	-
Loans receivable	2,000,000	-
Other receivables	920,115	-
Deposit on business acquisition	-	500,000
Prepaid expenses and other current assets	1,423,581	263,345
Total current assets	26,291,780	13,116,652

Equipment, net	80,904	8,041
Operating lease right-of-use asset	546,012	-
Intangible assets, net	27,810,029	2,000
Goodwill	16,992,199	-
Other non-current assets	1,290,353	6,833

TOTAL ASSETS	$73,011,277	$13,133,526

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$5,305,176	$811,549
Liabilities to customers	3,218,798	-
Deferred revenue	145,091	-
Liabilities to be settled in stock	-	927,855
Notes payable - current	158,141	-
Operating lease liability - current	240,725	-
Contingent consideration	300,000	-
Total current liabilities	9,367,931	1,739,404

Notes payable	186,898	-
Deferred income taxes	1,729,138	-
Operating lease liability	322,205	-

TOTAL LIABILITIES	11,606,172	1,739,404

Commitments and contingencies (Note 13)

Stockholders’ equity
Preferred stock $0.001 par value; 10,000,000 shares authorized, none issued and outstanding	-	-
Common stock $0.001 par value; 500,000,000 shares authorized, 20,166,740 and 11,233,223 shares issued and outstanding as of March 31, 2021 and June 30, 2020, respectively	20,167	11,233
Additional paid-in capital	104,417,852	31,918,491
Accumulated deficit	(42,077,212)	(20,535,602)
Accumulated other comprehensive loss	(955,702)	-
Total stockholders’ equity	61,405,105	11,394,122

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$73,011,277	$13,133,526

Esports Entertainment Group, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020

Net revenue	$5,398,708	$-	$7,983,293	$-

Operating costs and expenses:
Cost of revenue	2,321,620	-	4,249,889	-
Sales and marketing	2,399,200	84,249	4,891,688	184,175
General and administrative	6,291,388	466,809	14,082,111	1,728,695
Total operating expenses	11,012,208	551,058	23,223,688	1,912,870

Operating loss	(5,613,500)	(551,058)	(15,240,395)	(1,912,870)

Other income (expense):
Interest expense	-	(23,479)	-	(2,285,792)
Net amortization of debt discount and premium on convertible debt	-	(674,946)	-	(1,225,205)
Change in fair value of derivative liabilities	-	(6,952,798)	-	(5,865,451)
Change in fair value of warrant liability	(5,358,313)	-	(4,729,924)	-
Change in fair value of contingent consideration	(1,305,804)	-	(1,305,804)	-
Loss on extinguishment of debt	-	-	-	(2,795,582)
Gain on warrant exchange	-	1,894,418	-	1,894,418
Other non-operating income (loss)	(165,464)	32	(265,486)	(25,779)

Loss before income taxes	(12,443,080)	(6,307,831)	(21,541,610)	(12,216,261)

Income tax	-	-	-	-

Net loss	$(12,443,080)	$(6,307,831)	$(21,541,610)	$(12,216,261)

Basic and diluted loss per common share	$(0.73)	$(1.02)	$(1.54)	$(2.04)
Weighted average number of common shares outstanding, basic and diluted	16,950,275	6,183,944	13,974,197	5,989,619

Adjusted EBITDA

The table below presents our Adjusted EBITDA reconciled to our net loss, the closest U.S. GAAP measure, for the periods indicated:

Esports Entertainment Group, Inc.

Adjusted EBITDA

Reconciliation to GAAP Results

	Three months ended March 31,		Nine months ended March 31,
	2021	2020	2021	2020

Net loss	$(12,443,080)	$(6,307,830)	$(21,541,610)	$(12,216,261)
Adjusted for:
Depreciation and amortization	882,951	2,486	1,687,161	18,013
Interest (income) expense, net	-	23,479	-	2,285,792
Stock-based compensation (1)	743,527	-	3,055,118	448,434
Transaction-related costs (2)	1,340,245	-	1,435,788	-
Litigation, settlement, and related costs (3)	508,689	-	508,689	-
Change in fair value of warrant liability	5,358,313	-	4,729,924	-
Change in fair value of contingent consideration	1,305,804	-	1,305,804	-
Loss on extinguishment of debt	-	-	-	2,795,582
Gain on warrant exchange	-	(1,894,418)	-	(1,894,418)
Net amortization of debt discount and premium on convertible debt	-	674,946	-	1,225,205
Change in fair value of derivative liabilities	-	6,952,798	-	5,865,451
Other non-operating costs	165,464	33	265,486	25,779
Adjusted EBITDA	$(2,138,087)	$(548,506)	$(8,553,640)	$(1,446,423)

(1) The amounts for the three months ended March 31, 2021 includes stock-based compensation expenses resulting from the issuance of equity awards to employees, non-employee directors and non-employee consultants for services.

(2) Includes transaction advisory, consulting, accounting and legal expenses for acquisition related activities

(3) Includes primarily external legal costs related to litigation and litigation settlement costs deemed unrelated to our core business operations.